EXHIBIT 10.2

JACOBS ENGINEERING GROUP INC.

1999 Outside Director Stock Plan

(As Amended and Restated)

1. Purpose.

The purpose of the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (the “Plan”) is to attract and retain the services of experienced and knowledgeable independent directors of Jacobs Engineering Group Inc. (the “Company”) for the benefit of the Company and its stockholders and to provide an additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through continuing ownership of its Common Stock.

2. Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Paragraph 2.

“Board of Directors” shall mean the Board of Directors of the Company.

“Common Stock” shall mean the Common Stock, $1.00 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Paragraph 5.

“Company” shall mean Jacobs Engineering Group Inc.

“Disabled” shall mean an Outside Director’s inability to perform the duties of a director of the Company by reason of a mental or physical impairment. The following shall constitute conclusive proof that an Outside Director is disabled:

(1)	The appointment by a court of competent jurisdiction of a guardian or conservator of the person or estate of an Outside Director; or

(2)	An Outside Director’s failure to attend any meetings of the Board during a period of six months by reason of illness or physical injury, as determined by the Board of Directors.

“Fair Market Value” shall mean the closing price of the Common Stock as reported in the composite transactions report of the National Securities Exchange on which the Common Stock is then listed (“Exchange”). If such day is a day that the Exchange is not open, then the Fair Market Value shall be determined by reference to the closing price of the Common Stock for the immediately preceding trading day.

“Forfeiture Restrictions” is defined in Paragraph 11.

“Grant Price” shall mean the average of the Fair Market Values of the Common Stock for the ten trading days ending on the second trading day prior to the date for which the Grant Price is being determined, but in no event less than 85% of the Fair Market Value of the Common Stock for the day the Grant Price is being determined. If the day for which the Grant Price is being determined is a day that the Exchange is not open, then the Grant Price shall be determined by reference to the relevant price or prices as of the immediately preceding trading day.

Notwithstanding the foregoing, in the event that an Outside Director is elected or re-elected to the Board of Directors following the start of the averaging period that would otherwise be used to determine the Grant Price of an Option issued to such Outside Director pursuant to Paragraph 6, the Grant Price of the Option issued to the Outside Director shall equal the Fair Market Value of the Common Stock for the day the Grant Price is being determined.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Outside Director” shall have the meaning given the term “Non-Employee Director” by Rule 16b-3 adopted under the 1934 Act.

“Option” shall mean an Option granted pursuant to this Plan.

“Plan” shall mean this Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan as set forth herein, as the same may be amended from time to time.

“Restricted Stock” is defined in Paragraph 11.

“Restricted Stock Unit” means a Stock Award granted pursuant to Paragraph 11 of this Plan, pursuant to which shares of Common Stock may be issued in the future.

“Stock Award” shall mean a grant of Common Stock, Restricted Stock or Restricted Stock Units pursuant to Paragraph 11 of this Plan.

“Tax Date” shall mean the date as of which any federal, state, local or foreign tax is required to be withheld from an Outside Director in connection with the exercise of an Option, the sale or other disposition of Common Stock acquired upon the exercise of an Option, the receipt of a Stock Award, the release of Restricted Stock Forfeiture Restrictions, or the acquisition of Common Stock pursuant to an award of Restricted Stock Units.

3. Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Paragraph 5, the aggregate number of shares of Common Stock upon which Options and Stock Awards may be granted under the Plan shall not exceed 800,000 shares.

(b) The shares to be delivered under the Plan shall be made available, at the discretion of the Board of Directors, from either authorized but unissued shares of Common Stock or previously issued shares reacquired by the Company, including shares purchased in the open market.

(c) If any outstanding Option granted under the Plan expires, lapses, is terminated or is forfeited for any reason, then the unissued shares of Common Stock that were allocable to the unexercised portion of such Option shall again be available for issuance upon exercise of an Option granted under this Plan.

4. Administration of the Plan.

(a) The Plan shall be administered by the Board of Directors. The Board of Directors may authorize any officer or officers of the Company to execute and deliver Option Agreements, Restricted Stock Agreements, Restricted Stock Unit Agreements, and other documents on behalf of the Company.

(b) Subject to the provisions of the Plan, the Board of Directors is authorized and directed to interpret the Plan, to establish, amend and rescind policies relating to the Plan, to direct the Company to execute agreements and amendments thereto setting forth the terms and conditions of grants of Outside Director Options and Stock Awards made under the Plan and to make such other determinations and to take such other actions as are consistent with the Plan and are necessary or appropriate for the administration of the Plan. Notwithstanding the foregoing, the Board of Directors shall not have the authority to make any determination, to adopt any policy or to take any action that would cause grants and exercises under the Plan to cease to be exempt from Section 16(b) of the 1934 Act by virtue of Rule 16b-3, or any successor rule, thereunder.

(c) Except as provided in Paragraph 15, any determination, decision or action of the Board of Directors in connection with the construction, interpretation, administration or application of the Plan shall be final, binding and conclusive upon all Plan participants and their transferees, beneficiaries, legal representatives, executors and other successors and assigns and upon all other persons. No member of the Board of Directors, and no other person acting upon the authorization and direction of the Board of Directors, shall be liable for any determination, decision or action made in good faith with respect to the Plan.

(d) The Company shall indemnify and hold harmless the members of the Board of Directors, and other persons who are acting upon the authorization and direction of the Board of Directors, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons.

5. Adjustment Provisions.

(a) Subject to the provisions of Paragraph 5(b) and Paragraph 15, if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution in respect of such shares of Common Stock or other securities, there shall be an appropriate and proportionate adjustment in each of the following: (i) the maximum number and kind of securities provided in Paragraph 3(a) of this Plan, (ii) the number and kind of shares or other securities subject to then outstanding Options, (iii) the price for each share or other unit of any other securities subject to such Options, but without change in the aggregate purchase price as to which such Options remain exercisable and (iv) the maximum number of shares of to be issued pursuant to Stock Awards under Section 11 of this Plan.

(b) Upon the dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more companies as a result of which the Company is not the surviving company, or upon the sale of all or substantially all the assets of the Company, all Options, Restricted Stock Units, and Restricted Stock then outstanding under the Plan shall be fully vested and exercisable unless, in the case of Options, provisions are made in connection with such transaction for the continuation of this Plan and the assumption of or substitution for such Options of new Options covering the stock of a successor company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c) Adjustments under this Paragraph 5 shall be approved by the Board of Directors. Except as provided in Paragraph 15, the Board of Directors’ determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional interests shall be issued under the Plan on account of any such adjustment.

6. Grants of Options to Outside Directors.

All Outside Directors shall receive Options pursuant to this Plan, as follows:

(a) Appointment Grants. Outside Directors who first become Directors shall receive an Option to purchase 8,000 shares of Common Stock (an “Appointment Grant”) on the first day of the month following the date upon which they are elected to the Board of Directors.

(b) Annual Grants. All Outside Directors shall also receive annually on each first day of March following their receipt of their Appointment Grant an Option to purchase 5,000 shares of Common Stock.

All Options are intended to be non-qualified (non-statutory) stock options.

(c) An Outside Director may, by giving written notice to the Company not less than thirty days’ prior to the date on which an Option shall be due to be granted:

(i)	Decline to accept further grants of Options under this Plan; or

(ii)	Revoke a previous election to decline to accept further grants of Options under this Plan, in which case such Outside Director shall thereafter receive Annual Grants made after such revocation.

An Outside Director who declines to accept grants of Options under this Plan may not receive anything of value in lieu of such grant, either at the time of such election or at any time thereafter.

7. Terms of Outside Director Options.

(a) Option Agreement. Each Option shall be evidenced by a written agreement containing such terms and conditions, not inconsistent with this Plan, as the Board of Directors deems appropriate (an “Option Agreement”). An Option Agreement shall not be effective unless and until it has been executed by a duly authorized officer of the Company and by the Outside Director to whom the Option is being granted.

(b) Option Price. The price of the shares of Common Stock subject to each Outside Director Option shall be the Grant Price on the date such Option is granted.

(c) Exercisability.

(i)	No Option may be exercised in whole or in part until one year following the date upon which the Option is granted;

(ii)	Subject to the provisions of Paragraph 7(c)(i), which shall at all times preempt the provisions of this Subparagraph 7(c)(ii), an installment of 25% of each Option shall become exercisable one year following the date of grant, with additional installments of 25% becoming exercisable on each anniversary date of the grant, so that all Options are fully exercisable at the end of four years from the date of grant;

(iii)	If an Outside Director dies or becomes Disabled while in office all installments of all Options held by such director shall vest and become fully exercisable; and

(iv)	Except as provided in paragraph (iii) above, no installment of an Option that has not become exercisable on the date on which the holder thereof ceases to be a director of the Company shall thereafter become exercisable by such holder or his successors and assigns.

8. Expiration of Options. An Option may not be exercised after the first to occur of the following events:

(a) Except in the case of an Outside Director who dies or is Disabled, or an Outside Director’s resignation, upon the expiration of three months from the date of the Outside Director’s disqualification or removal from the Board of Directors, or, if earlier, upon the expiration of the remaining term of the Option; however, if the Outside Director dies within said three-month period, upon the expiration of one year from the date of death or, if earlier, upon the expiration of the remaining term of the Option;

(b) In the case of the death of an Outside Director while in office, upon the expiration of the terms stated in the Option Agreements held by such director at the time of death;

(c) In the case of an Outside Director who is Disabled, upon the expiration of the terms stated in the Option Agreements held by such director at the time of the Disability; or

(d) In the case of the resignation of an Outside Director, the expiration of the remaining term of the Option.

An Option may not be exercised to any extent by anyone after the expiration of ten years from the date the Option was granted.

9. Exercise of Options.

(a) Following the death or disability of an Outside Director, any exercisable portion of such Option may, prior to the time when such portion becomes unexercisable under the provisions of Paragraph 8, above, be exercised by the Outside Director’s personal representative or by any person empowered to do so under court order, or by will or the laws of descent and distribution, unless otherwise determined by the Board of Directors.

(b) Manner of Exercise. An Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when such Option or portion thereof becomes unexercisable under Paragraph 8:

(i)	Notice in writing signed by the Outside Director or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised;

(ii)	Either:

(x)	Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

(y)	Upon conditions established by the Board of Directors, by the delivery or constructive exchange of shares of Common Stock owned by the Outside Director for such period of time as may be established by the Board of Directors, such shares having a Fair Market Value equal to the aggregate exercise price of the Options being exercised; or

(z)	Any combination of the consideration provided in the foregoing subsections (x) and (y);

(iii)	In the event the Option or a portion thereof is being exercised by any person or persons other than the Outside Director to whom it was originally granted, appropriate proof, reasonably satisfactory to the Company, of the authority of such person or persons to exercise the Option or such portion thereof; and

(iv)	The Board of Directors may make such provisions, subject to applicable rules and regulations, as it may deem appropriate for the withholding or payment by the Outside Director of any withholding taxes that it determines are required in connection with the exercise of an Option, and an Outside Director’s rights in stock issued pursuant to such exercise are subject to satisfaction of such conditions. If permitted by the Board of Directors, an Outside Director may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Common Stock issued pursuant to the exercise of the Option. If shares of Common Stock are withheld to satisfy tax liabilities, the value of such shares shall be computed using the Fair Market Value of the Common Stock on the Tax Date.

Any election to use Common Stock to satisfy a withholding tax obligation must either (A) be in a written instrument signed by the Outside Director and stating the number of shares to be withheld or surrendered or a formula pursuant to which such number may be determined and be irrevocable; or (B) otherwise be made in compliance with the Rules and Regulations of the Securities and Exchange Commission under the 1934 Act relating to such elections, as from time to time in effect.

In no event shall the Company be required to issue fractional shares.

(c) Rights as a Shareholder. A holder of an Option shall not be, and shall not have any of the rights or privileges of, a shareholder of the Company with respect to any shares of

Common Stock purchasable upon the exercise of such Option unless and until such Option shall have been exercised and a certificate or certificates evidencing such shares shall have been issued by the Company to such holder.

(d) Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof unless and until all legal requirements applicable to such issuance or delivery have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to such counsel in respect of such matters as such counsel may deem desirable to assure compliance with all applicable legal requirements.

10. Restrictions on Transferability.

(a) No Option or interest or right therein or part thereof shall be subject to or liable for the debts, contracts or engagements of the Outside Director or the Outside Director’s successors in interest, as the case may be, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Paragraph 10 shall prevent transfers permitted by Paragraph 9(a) or Paragraph 10(b).

(b) Except as otherwise provided by the Board of Directors:

(i)	Options granted or awarded pursuant to the Plan shall not be transferable other than by will or by the laws of descent and distribution and the rights of Director under this Plan shall not be assignable or transferable pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act or the rules thereunder; and

(ii)	During the lifetime of an Outside Director, an Option shall be exercisable only by the Outside Director personally, or by the Outside Director’s legal representative.

11. Stock Awards.

(a) In the discretion of the Board of Directors, the Company may make Stock Awards to Outside Directors. Stock Awards may be in the form of Common Stock, Restricted Stock Units, or Restricted Stock or any combination thereof. No Stock Award to an Outside Director may exceed 10,000 shares of Common Stock in any year. Unless otherwise determined by the Board of Directors, Stock Awards may not be made to an individual who has at any time been employed by the Company.

(b) Stock Awards to Outside Directors for the first year that they serve as directors shall be in the form of Restricted Stock or Restricted Stock Units. Restricted Stock awarded under this Plan may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and in the event of the Outside Director’s ceasing to serve as a director of the Company for any reason (including death and Disability unless the Board of Directors in its sole discretion terminates the Forfeiture Restrictions following the death or Disability of such Outside Director), the Outside Director shall be obligated, for no consideration, to forfeit and surrender such shares (to the extent then subject to the Forfeiture Restrictions) to the Company. The restrictions against disposition and the obligation to forfeit and surrender shares to the Company are herein referred to as “Forfeiture Restrictions”, and the shares that are then subject to the Forfeiture Restrictions are referred to as “Restricted Stock.” Certificates evidencing Restricted Stock shall be appropriately legended to reflect the Forfeiture Restrictions. Restricted Stock Units are Stock Awards denominated in units of Common Stock under which the issuance of Common Stock is subject to such vesting conditions (including continued service as an Outside Director) and other terms and conditions as the Board of Directors deems appropriate. Each Restricted Stock Unit will be equal to one share of Common Stock and will, subject to satisfaction of any vesting and/or other terms and conditions, entitle an Outside Director to the issuance of one share of Common Stock in settlement of the award.

(c) The Forfeiture Restrictions with respect to Restricted Stock awarded to an Outside Director shall lapse and be of no further force and effect, and Restricted Stock Units awarded to an Outside Director shall vest, in each case upon the expiration of such period of time as may be fixed by the Board of Directors prior to the issuance of such Stock Award. In no event shall the restriction period be less than six months from the date the Stock Award is granted.

(d) All of the foregoing restrictions, terms and other conditions regarding shares of Restricted Stock or Restricted Stock Units shall be evidenced by a written agreement between the Company and the Outside Director containing such terms and conditions, not inconsistent with the Plan, as the Board of Directors shall approve.

(e) The Board of Directors may make such provisions as it may deem appropriate, subject to applicable rules and regulations, for the withholding or payment by the Outside Director of any withholding taxes that it determines are required in connection with Stock Awards, the vesting of RSUs or the payment of Common Stock attributable thereto, and the lapse of Forfeiture Restrictions on Restricted Stock, and an Outside Director’s rights in such Stock Awards are subject to satisfaction of such conditions. If permitted by the Board of Directors, an Outside Director may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Common Stock from a Stock Award, from the payment of Common Stock attributable to RSUs, or from Restricted Stock as to which the Restrictions have lapsed.

(f) If shares of Common Stock are withheld to satisfy tax liabilities, the value of such shares shall be computed using the Fair Market Value of the Common Stock on the Tax Date.

(g) An Outside Director may not defer the receipt of Common Stock with respect to a Restricted Stock Unit beyond the date set forth in the Agreement between the Company and the Outside Director.

12. Effective Date of the Plan.

This Plan is conditional upon the approval of the shareholders of the Company, and the Plan shall be null and void if it is not approved by the shareholders within twelve months of its approval by the Board of Directors.

13. Amendment, Suspension and Termination of Plan.

Except as provided in this Paragraph 13 and in Paragraph 15, the Board of Directors may amend or terminate the Plan at any time and in any respect.

(a) No amendment of the Plan shall become effective without the approval of the Company’s shareholders if such approval is required in order to comply with Rule 16b-3 under the Exchange Act or any other applicable law, rule or regulation.

(b) Unless required by applicable law, rule or regulation, no amendment or termination of the Plan shall affect in a material and adverse manner any Option granted prior to the date of such amendment or termination without the written consent of the Outside Director holding such affected Option.

(c) This Plan is intended to comply with all requirements for the exemption from Section 16(b) of the 1934 Act applicable to Outside Directors provided by Rule 16-3 or its successors under the 1934 Act. To the extent any provision of the Plan does not so comply and cannot for any reason be amended by the Board of Directors or the shareholders of the Company so as to comply, the provision shall, to the extent permitted by law and deemed advisable by the Board of Directors, be deemed null and void with respect to the holder of Options granted under this Plan.

(d) Following the commencement of an averaging period used to determine the Grant Price of an Option, the Board of Directors may not (i) decline to issue the Option, or (ii) amend either the number or class of shares of stock that are subject to the Option, the method for determining the Grant Price, or the length of the averaging period.

14. Governing Law.

This Plan shall be governed by and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to its choice of law rules.

15. Code Section 409A.

It is intended that the Options and Restricted Stock Awards issued pursuant to this Plan shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Internal Revenue Code and, as a result, shall not be subject to the requirements of Section 409A. It is further intended that Restricted Stock Units issued pursuant to this Plan shall avoid any “plan failures” within the meaning of Code section 409A(a)(1). The Plan is to be interpreted in a manner consistent with these intentions.

Notwithstanding any other provision in this Plan, a new Option or Restricted Stock Award may not be issued if such Option or Restricted Stock Award would be subject to Section 409A, and an existing Option or Restricted Stock Award may not be modified in a manner that would cause such Option or Restricted Stock Award to become subject to Section 409A.

16. Termination of the Plan.

Unless previously terminated by the Board of Directors, the Plan shall terminate when there are no longer any Options, Restricted Stock Units, or shares of Restricted Stock outstanding.

APPENDIX A

JACOBS ENGINEERING GROUP INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(1999 Outside Director Stock Plan)

This Agreement is executed on March             , by and between JACOBS ENGINEERING GROUP INC., a Delaware corporation (the “Company”), and                          (“Optionee”) pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (the “Plan”). Unless the context clearly indicates otherwise, capitalized terms used in this Agreement, to the extent they are defined in the Plan, have the same meaning as set-forth in the Plan.

1. Stock Option

(a) The Company hereby grants to Optionee the option (the “Option”) to purchase up to          shares of Common Stock at a purchase price of $             per share, to be issued upon the exercise thereof in cumulative annual installments as follows:

(i)	An installment of 25% of the Option shall become exercisable one year following the date upon which this Option is granted (the “Grant Date”), with additional installments of 25% becoming exercisable on each anniversary of the Grant Date so that the Option is fully exercisable at the end of four years from the Grant Date.

(ii)	No Option may be exercised in whole or in part prior to the one year anniversary of the Grant Date.

(b) If the Optionee dies while in office or becomes Disabled, all installments of the Option shall vest and become fully exercisable.

(c) No installment of the Option that was not exercisable on the date on which the Optionee ceases to be a director of the Company for any reason, other than by reason of death or the Optionee becoming Disabled, shall thereafter become exercisable by the Optionee or his successors and assigns.

(d) The Option may not be exercised after the first to occur of the following events:

(i)	The expiration of ten years from the Grant Date;

(ii)	In the case of the death of the Optionee while in office, or the Optionee becoming Disabled, the expiration of the remaining term of the Option;

(iii)	In the case of the resignation of the Optionee, the expiration of the remaining term of the Option;

(iv)

In the case of the Optionee’s disqualification or removal from the Board of Directors, other than removal or replacement caused by the Optionee’s death or Disability, the expiration of three months from the date of disqualification or removal, unless the Optionee dies within said three-month period, in which case the expiration of one year from the date of death.

2. Exercise of Option

(a) Each installment of this Option as set forth above may be exercised, in whole or in part, in one or more exercises, during the time periods stated above. In no event shall the Company be required to issue fractional shares. This Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when this Option or exercisable portion thereof, becomes unexercisable under Paragraph 1:

(i)	Notice in writing signed by Optionee or another person then entitled to exercise this Option or portion, stating that this Option or portion is being exercised; and

(ii)	Payment of the full purchase price of the Option or the portion of the Option being exercised. The purchase price may be paid by the constructive exchange, or by the assignment and delivery to the Company, of shares of Common Stock that have been owned by the Optionee prior to the exercise, or a combination of cash and such shares having a total value equal to the option exercise price. Any shares so exchanged or assigned shall be valued at their Fair Market Value, as defined in the Plan.

(iii)	If this Option or portion is being exercised pursuant to Paragraph 4 hereof by any person or persons other than the Optionee, then proof, reasonably satisfactory to the Company, of the authority of such person or persons to exercise this Option or portion.

3. Withholding Taxes

The payment of withholding taxes, if any, due upon the exercise of the Option granted by this agreement may be satisfied by instructing the Company to withhold from the shares of Common Stock that would otherwise be issued and delivered to the Optionee upon exercise that number of shares, or a combination of cash and shares so withheld, having a total value equal to the amount of income and withholding taxes due as determined by the Company. Any option shares so withheld shall be valued at their Fair Market Value, as defined in the Plan. Under no circumstances can the Company be required to withhold from the shares of Common Stock that would otherwise be issued and delivered to the Optionee upon exercise a number of shares having a total value that exceeds the amount of withholding taxes due as determined by the Company at the time of exercise. Optionee acknowledges and agrees that except as provided in Paragraph 8, the Company may delay any exercise of the options granted hereunder until the Optionee has made arrangements satisfactory to the Company to satisfy any tax withholding obligations of the Optionee.

4. Transferability of Options

The rights of the Optionee under this Agreement shall not be assignable or transferable except by will or by the laws of descent and distribution. Options are not assignable or transferable pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act or the rules thereunder. During the lifetime of Optionee, an option shall be exercisable only by Optionee or, in the case of his/her disability, by his/her personal representative.

After the death of Optionee, any exercisable portion of this Option may, prior to the time when such portion becomes unexercisable under the provisions of Paragraph 1(d), above, be exercised by the Optionee’s personal representative or by any person empowered to do so under court order, by will or the laws of descent and distribution (such personal representative or other person empowered to act under court order is hereinafter referred to as a “Third Party”). The Optionee acknowledges and agrees that except as provided in Paragraph 8, the Company may delay any exercise of the options granted hereunder until it has received satisfactory proof of the Third Party’s right to exercise the options.

5. Certain Conditions To Issue Of Shares

No shares may be issued upon the exercise of this Option if, in the opinion of counsel for the Company, all then applicable requirements of the Securities and Exchange Commission and any other regulatory agencies having jurisdiction and of any stock exchange upon which the shares of the Company may be listed are not fully met, and, as a condition of Optionee’s exercise of this Option, Optionee shall take all such action as counsel may advise is necessary for Optionee to take to meet such requirements.

6. Optionee’s Service as Director

The rights granted to Optionee under this Agreement are conditioned upon the agreement of Optionee to continue to serve as a director of the Company for a period of at least one year after the date of this Agreement, and Optionee hereby so agrees.

7. Miscellaneous Provisions

This Agreement is governed in all respects by the Plan, except as provided by the Plan, and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. Optionee shall have no rights as a shareholder with respect to shares covered by this Agreement until the issuance of such shares. The Company shall not be obligated to make any adjustment for dividends or other rights for which the record date is prior to the date the shares are issued under this Agreement. This Agreement shall impose no obligation upon Optionee to exercise this Option. This Agreement shall impose no obligation on the Company or its Board to continue Optionee as a director of the Company for any period. This Agreement shall be construed, administered and enforced according to the laws of the State of California.

8. Code Section 409A

It is intended that the Option granted pursuant to this Agreement shall not constitute a “deferral of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A. The Agreement is to be interpreted in a manner consistent with this intention. Notwithstanding any other provision in this Agreement, the Agreement may not be modified in a manner that would cause the Option to become subject to Section 409A of the Code.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

By:
Craig L. Martin
President and Chief Executive Officer

DIRECTOR

APPENDIX B

JACOBS ENGINEERING GROUP INC.

RESTRICTED STOCK AGREEMENT

(Awarded Pursuant to the 1999 Outside Director Stock Plan)

This Agreement is executed as of this      day of          200   by and between JACOBS ENGINEERING GROUP INC. (the “Company”) and                  (“Director”) pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (the “Plan”). Unless the context clearly indicates otherwise, capitalized terms used in this Agreement, to the extent they are defined in the Plan, have the same meaning as set forth in the Plan.

1. Restricted Stock

Pursuant to the Plan, and in consideration for services rendered to the Company or for its benefit, the Company hereby issues, as of the above date (the “Award Date”) to Director          shares of common stock of the Company (the “Restricted Stock”).

2. Restrictions on Transfer

(a)	The Restricted Stock issued hereby shall be subject to the restrictions on transfer and the obligation to surrender the Restricted Stock to the Company as set forth in this Agreement (referred to as the “Forfeiture Restrictions”). The provisions of the Plan relating to the restrictions on transfers of Restricted Stock, including all amendments, revisions and modifications thereto as may hereafter be adopted, are hereby incorporated into this Agreement as if set forth in full herein. Unless and until the Forfeiture Restrictions have lapsed, the Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of and are not assignable or transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act or the rules thereunder.

(b)	In the event Director ceases to be a director of the Company for any reason other than resignation, including death while in office, the Director becoming Disabled (unless the Board of Directors in its sole discretion terminates the Forfeiture Restrictions following the death or disability of Director), disqualification or removal, Director shall, for no consideration, forfeit and surrender to the Company the Restricted Stock that is subject to the Forfeiture Restrictions on the date of termination.

(c)	The Forfeiture Restrictions shall lapse and be of no further force and effect upon the resignation of Director, provided that such resignation occurs at least six months following the Award Date. The Forfeiture Restrictions shall not lapse in the event that Director resigns less than six months after the Award Date.

(d)	Director has no rights, partial or otherwise in the Restricted stock unless and until the Forfeiture Restrictions have lapsed.

3. Legend

The certificates evidencing the Restricted Stock issued to Director hereunder shall contain the following legend:

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND THE OBLIGATION OF THE HOLDER OF THIS CERTIFICATE TO FORFEIT AND SURRENDER THE SHARES EVIDENCED BY THIS CERTIFICATE TO THE COMPANY UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH MAY BE OBTAINED FROM THE HOLDER OR AT THE PRINCIPAL OFFICE OF THE COMPANY.”

In addition, the Company may place such additional legends on such certificates as may be required by law and may place a stop transfer order on such certificates on the records of the transfer agent for the shares of the Company.

4. Escrow

In order to enforce the Forfeiture Restrictions, the Company shall retain possession of the certificates evidencing the Restricted Stock so long as the Forfeiture Restrictions are in effect. When the Forfeiture Restrictions shall have expired as to any of the Restricted Stock, the Company will deliver the certificates for such shares to Director.

5. Payment of Withholding Taxes

The payment of withholding taxes, if any, due upon the lapsing of the Forfeiture Restrictions may be satisfied by instructing the Company to withhold from the shares of Common Stock as to which the Restrictions have lapsed that number of shares having a total Fair Market Value equal to the amount of income and withholding taxes due as determined by the Company. Under no circumstances can the Company be required to withhold from the shares of Common Stock that would otherwise be delivered to Director upon the lapsing of the Forfeiture Restrictions a number of shares having a total Fair Market Value that exceeds the amount of withholding taxes due as determined by the Company at the time the Forfeiture Restrictions lapse. Director acknowledges and agrees that except as provided in Paragraph 9, the Company may delay the delivery of the shares of Common Stock that would otherwise be delivered to Director upon the lapsing of the Forfeiture Restrictions until Director has made arrangements satisfactory to the Company to satisfy any tax withholding obligations of Director.

6. Dividends and Voting Rights

Director shall have the right to vote the Restricted Stock and to receive cash dividends thereon unless and until Director forfeits any or all of such shares to the Company pursuant to the provisions of this Agreement. Any shares issued pursuant to a stock split or stock dividend with respect to the Restricted Stock shall be retained by the Company so long as the Forfeiture Restrictions are in effect and shall be subject to such Forfeiture Restrictions but shall be considered to have been issued on the Award Date.

7. Services as Director

Nothing in this Agreement shall be interpreted as creating an employer/employee relationship between the Company and Director.

8. Miscellaneous Provisions

This Agreement is governed in all respects by the Plan and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. All terms defined in the Plan and used in this Agreement (whether or not capitalized) have the meanings as set forth in the Plan. Subject to the limitations of the Plan, the Company may, with the written consent of Director, amend this Agreement. This Agreement shall be construed, administered and enforced according to the laws of the State of California.

9. Code Section 409A

It is intended that the award of Restricted Stock pursuant to this Agreement shall not constitute a “deferral of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A. The Agreement is to be interpreted in a manner consistent with this intention. Notwithstanding any other provision in this Agreement, the Agreement may not be modified in a manner that would cause the award of Restricted Stock to become subject to Section 409A of the Code.

10. Agreement of Director

By signing below, Director (1) agrees to the terms and conditions of this Agreement, (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto, and (3) appoints the Secretary of the Company and each Assistant Secretary of the Company as Director’s true and lawful attorney-in-fact, with full power of substitution in the premises, granting to each full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done, on behalf of Director which, in the opinion of such attorney-in-fact, is necessary to effect the forfeiture of the Restricted Stock to the Company, or the delivery of the Common Stock to Director, in accordance with the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

By:
Craig L. Martin
President and Chief Executive Officer

DIRECTOR

APPENDIX C

JACOBS ENGINEERING GROUP INC.

RESTRICTED STOCK UNIT AGREEMENT

(Awarded Pursuant to the 1999 Outside Director Stock Plan)

This Agreement is executed as of this      day of          20     by and between JACOBS ENGINEERING GROUP INC. (the “Company”) and                  (“Director”) pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Plan (the “Plan”). Unless the context clearly indicates otherwise, capitalized terms used in this Agreement, to the extent they are defined in the Plan, have the same meaning as set forth in the Plan.

1. Restricted Stock Units

Pursuant to the Plan, and in consideration for services rendered to the Company or for its benefit, the Company hereby issues, as of the above date (the “Award Date”) to Director                      restricted stock units in accordance with the Plan (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock of the Company (subject to adjustment pursuant to the Plan) the terms and subject to the conditions (including the vesting conditions) set forth in this Agreement and the Plan.

2. Vesting, Distribution

(a)	The Restricted Stock Units shall not be vested as of the Award Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement. After the Award Date, the Restricted Stock Units will become 100% vested on the date that is six months after the Award Date (the “Vesting Date”), provided that Director remains a director of the Company continuously through such Vesting Date. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested Units.” Restricted Stock Units that are not vested and remain subject to forfeiture are referred to herein as “Unvested Units.”

(b)	The provisions of the Plan relating to the Restricted Stock Units, including all amendments, revisions and modifications thereto as may hereafter be adopted, are hereby incorporated into this Agreement as if set forth in full herein.

(c)	In the event Director ceases to be a director of the Company prior to the Vesting Date for any reason other than resignation, including by reason of death while in office, the Director becoming Disabled (unless the Board of Directors in its sole discretion determines that the Restricted Stock Units shall continue to vest following the death or disability of Director), disqualification or removal, Director shall, for no consideration, forfeit and surrender to the Company the Unvested Units held by Director on the date of such termination.

(d)	The Restricted Stock Units shall vest in full upon the resignation of Director, provided that such resignation occurs at least six months following the Award Date.

The Restricted Stock Units shall not vest in the event that Director resigns less than six months after the Award Date.

(e)	Director has no rights, partial or otherwise in the Restricted Stock Units and/or the shares of Common Stock subject thereto unless and until the Restricted Stock Units have vested pursuant to this Section 2.

(f)	On the date Director’s service as a member of the Board of Directors terminates for any reason, Director shall be entitled to receive one share of Common Stock (subject to adjustment pursuant to Section 5 of the Plan) for each Vested Unit in accordance with the terms and provisions of this Agreement and the Plan. The Company will transfer such Shares to Director or Director’s designee subject to Participant’s satisfaction of any required tax withholding obligations as set forth in Section 5 hereof and any other restrictions, if any, imposed by the Company pursuant to the terms and conditions of the Plan and this Agreement.

(g)	The Restricted Stock Units and the shares of Common Stock subject thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of and are not assignable or transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act or the rules thereunder.

3. Section 409A Compliance

Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Plan and this Agreement shall be construed as necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to avoid the imposition of any taxes or other penalties under Section 409A of the Code. The Board of Directors, in its sole discretion, shall determine the requirements of Section 409A of the Code applicable to the Plan and this Agreement and shall interpret the terms of each consistently therewith. Under no circumstances, however, shall the Company have any liability under the Plan or this Agreement for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan and/or this Agreement, including any taxes, penalties or interest imposed under Section 409A of the Code.

4. Status of Participant

Director shall have no rights as a stockholder (including, without limitation, any voting rights or rights to receive dividends with respect to the shares of Common Stock subject to the Restricted Stock Units) with respect to either the Restricted Stock Units granted hereunder or the shares of Common Stock underlying the Restricted Stock Units, unless and until such shares are issued in respect of Vested Units, and then only to the extent of such issued shares.

5. Payment of Withholding Taxes

The payment of withholding taxes, if any, due upon the issuance of the Common Stock underlying a Restricted Stock Unit may be satisfied by instructing the Company to withhold from the shares of Common Stock issued that number of shares having a total Fair Market Value equal to the amount of income and withholding taxes due as determined by the Company. Under no circumstances can the Company be required to withhold from the shares of Common Stock that would otherwise be delivered to Director a number of shares having a total Fair Market Value that exceeds the amount of withholding taxes due as determined by the Company at the time the shares of Common Stock were issued. Director acknowledges and agrees that except as provided in Paragraph 3, the Company may delay the delivery of the shares of Common Stock that would otherwise be delivered to Director until Director has made arrangements satisfactory to the Company to satisfy any tax withholding obligations of Director.

6. Services as Director

Nothing in this Agreement shall be interpreted as creating an employer/employee relationship between the Company and Director.

7. Miscellaneous Provisions

This Agreement is governed in all respects by the Plan and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. All terms defined in the Plan and used in this Agreement (whether or not capitalized) have the meanings as set forth in the Plan. Subject to the limitations of the Plan, the Company may, with the written consent of Director, amend this Agreement. This Agreement shall be construed, administered and enforced according to the laws of the State of California.

8. Agreement of Director

By signing below, Director (1) agrees to the terms and conditions of this Agreement, (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto, and (3) appoints the Secretary of the Company and each Assistant Secretary of the Company as Director’s true and lawful attorney-in-fact, with full power of substitution in the premises, granting to each full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done, on behalf of Director which, in the opinion of such attorney-in-fact, is necessary to effect the forfeiture of the Restricted Stock Units to the Company, or the delivery of the Common Stock to Director, in accordance with the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

By:
Craig L. Martin
President and Chief Executive Officer

DIRECTOR